Exhibit 99.1

Pep Boys Reports Q2 Results

- Net Earnings of $5.4 Million on Lower Sales

PHILADELPHIA – September 8, 2008 - The Pep Boys - Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced the following results for the thirteen (second quarter) and twenty-six (first half) weeks ended August 2, 2008.

Operating Results

Second Quarter

Sales

Sales were $500.0 million as compared to $552.1 million in 2007.  Comparable sales decreased 7.5%, including an 8.0% comparable merchandise sales decrease and a 5.2% comparable service revenue decrease.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Re-categorizing Sales into the respective lines of business from which they are generated, comparable Service Center Revenue (labor plus installed merchandise and tires) decreased 1.9%, while comparable Retail Sales (DIY and Commercial) decreased 11.6%.

Earnings From Continuing Operations Before Income Taxes

Earnings From Continuing Operations Before Income Taxes were $6.6 million as compared to $6.3 million in 2007. The results reflect disciplined spending control, reduced interest expense as a result of paying down debt, a $4.1 million gain from the disposition of assets and improved product margin rates. These benefits were largely offset by gross profit pressure associated with the reduction in sales.

Net Earnings

Net Earnings From Continuing Operations increased to $5.8 million or $0.11 per share (basic and diluted) as compared to $3.9 million or $0.07 per share (basic and diluted) in 2007.  Net Earnings increased to $5.4 million or $0.10 per share (basic and diluted) as compared to $4.2 million or $0.08 per share (basic and diluted) in 2007. Net Earnings From Continuing Operations and Net Earnings, for the second quarter of 2008, include a one-time $2.2 million tax benefit resulting from the recording, during this quarter, of a deferred tax asset due to a June 2007 state tax law change.

First Half

Sales

Sales were $998.1 million as compared to $1,091.7 million in 2007. Comparable sales decreased 6.6%, including a 7.1% comparable merchandise sales decrease and a 4.0% comparable service revenue decrease.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Re-categorizing Sales into the respective lines of business from which they are generated, comparable

Service Center Revenue (labor plus installed merchandise and tires) decreased 0.6%, while comparable Retail Sales (DIY and Commercial) decreased 10.9%.

Earnings From Continuing Operations Before Income Taxes

Earnings From Continuing Operations Before Income Taxes were $16.0 million as compared to $11.4 million in 2007.  The results reflect disciplined spending control , reduced interest expense as a result of paying down debt, gains from the disposition of assets and improved product margin rates. These benefits were largely offset by  the gross profit pressure associated with the reduction in sales.

Net Earnings

Net Earnings From Continuing Operations increased to $11.0 million or $0.21 per share (basic and diluted) as compared to $7.0 million or $0.13 per share (basic and diluted) in 2007.  Net Earnings increased to $10.1 million or $0.19 per share (basic and diluted) as compared to $7.4 million or $0.14 per share in 2007. Net Earnings From Continuing Operations and Net Earnings for the first half of 2008 include a one-time $2.2 million tax benefit resulting from the recording, during the second quarter, of a deferred tax asset due to a June 2007 state tax law change.

Commentary

Interim CEO Mike Odell said, “During the quarter, we continued to improve our customer service, which is key to our future success. CSI scores increased, reflecting our “Customer First” focus.  While we are pleased with the progress we made transforming our sales floors to re-establish ourselves as the dominant solutions provider for the automotive aftermarket customer, we are disappointed with our sales results, which were impacted by the disruption, coupled with the general pullback in consumer spending. However, those core automotive categories that have been re-assorted are showing positive trends.  And we expect to complete the re-assortment of our core automotive categories by the end of this third quarter.  Our remaining non-core clearance inventory is down to $1.2 million, and is being returned to our distribution centers for liquidation.

“We also continue to tightly control spending resulting in SG&A being well below prior year levels.”

CFO Ray Arthur commented, “During the quarter, we settled our synthetic lease obligation through a combined use of $41.1 million of cash on hand and $76.0 million of cash generated from a sale leaseback transaction of 22 properties.   This resulted in a $73.9 million increase of availability under our revolving credit agreement and settled the only material debt maturity due until 2013.”

Pep Boys has over 560 stores and approximately 6,000 service bays in 35 states and Puerto Rico. Along with its full-service vehicle maintenance and repair capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 -PEP-BOYS or by visiting www.pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters.  The call for the second quarter will be broadcast live on Tuesday, September 9 at 8:30 a.m. ET over the Internet at the Investor Calendar Website, located at http://www.investorcalendar.com.  To listen to the call live, please go to the Website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of September 9 on Pep Boys’ Website at www.pepboys.com.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Ray Arthur, 215-430-9720

Media Contact: Peter Robinson, 215-430-9553

Internet: http://www.pepboys.com

Pep Boys Financial Highlights

Millions of Dollars Except Per Share Amounts

Thirteen weeks ended	August 2, 2008	August 4, 2007

Total Revenues	$500.0	$552.1

Net Earnings From Continuing Operations	$5.8	$3.9

Basic Earnings Per Share:
Average Shares	52,153,000	51,652,000

Net Earnings From Continuing Operations	$0.11	$0.07

Diluted Earnings Per Share:
Average Shares	52,236,000	53,264,000

Net Earnings From Continuing Operations	$0.11	$0.07

Twenty-six weeks ended	August 2, 2008	August 4, 2007

Total Revenues	$998.1	$1,091.7

Net Earnings From Continuing Operations	$11.0	$7.0

Basic Earnings Per Share:
Average Shares	52,109,000	52,387,000

Net Earnings From Continuing Operations	$0.21	$0.13

Diluted Earnings Per Share:
Average Shares	52,204,000	52,949,000

Net Earnings From Continuing Operations	$0.21	$0.13